Exhibit 14(e)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam ETF Trust of our report dated September 12, 2024, relating to the financial statements and financial highlights of Putnam Tax-Free High Yield Fund, which appear in Putnam Tax-Free High Yield Fund’s Certified Shareholder Report on Form N-CSR for the year ended July 31, 2024. We also consent to the reference to us under the headings “FINANCIAL STATEMENTS” and “Comparison of Other Key Features of the Funds” in such Registration Statement.

Boston, Massachusetts

June 27, 2025